Exhibit 5
Opinion of Counsel

Walter S. Foster	Scott L. Mandel	Scott A. Chernich	Francis C. Flood	Mark J. Colon	Zachary W. Behler
1878-1961	Michael D. Sanders	Donald E. Martin	Michael D. Homier	Peter R. Tolley	Christopher W.
Richard B. Foster	Sherry A. Stein	Paul J. Millenbach	Keith A. Castora	Craig R. Petersen	Braverman
1908-1996	Brent A. Titus	Dirk H. Beckwith	Randall L. Harbour	George L. McCargar, III	Derek A. Walters
Theodore W. Swift	Robert E. McFarland	Brian J. Renaud	David M. Lick	Kirsten M. McNelly	Alexander A. Ayar
1928-2000	Stephen J. Lowney	Bruce A. Vande Vusse	Deborah J. Williamson	Joseph E. Kozely	Johanna M. Novak
John L. Collins	Jean G. Schtokal	Lynwood P. VandenBosch	Rebecca S. Davies	Pamela C. Dausman	Regina C. Goshorn
1926-2001	Brian G. Goodenough	Lawrence Korolewicz	Gary E. Perlmuter	Terrence G. Quinn	Joshua K. Richardson
	Matt G. Hrebec	James B. Doezema	Scott H. Hogan	Dana M. Bennett	Cole M. Young
Webb A. Smith	Eric E. Doster	Alan T. Rogalski	Richard C. Kraus	Radhika P. Drake	Joel C. Farrar
Allan J. Claypool	Melissa J. Jackson	Francis G. Seyferth	Benjamin J. Price	Todd W. Hoppe	Samuel J. Frederick
Gary J. McRay	Steven H. Lasher	Paul P. Asker	Ronald D. Richards, Jr.	Sarah J. Gabis	Sheralee S. Hurwitz
Stephen I. Jurmu	Nancy L. Kahn	Anne M. Seurynck	Frank T. Mamat	Eleanore M. Schroeder
Scott A. Storey	Deanna Swisher	Richard L. Hillman	Glen A. Schmiege	Philip E. Hamilton	Of Counsel
Charles A. Janssen	Alan G. Gilchrist	Steven L. Owen	Michael G. Harrison	John W. Inhulsen	Lawrence B. Lindemer
Charles E. Barbieri	Thomas R. Meagher	Jennifer Kildea Dewane	Frederick B. Bellamy	Andrew C. Vredenburg	David VanderHaagen
James B. Jensen, Jr.	Douglas A. Mielock	John P. Nicolucci	Gilbert M. Frimet	Amanda Garcia-Williams	Allan O. Maki

Phone: (517) 371-8100	Fax: (517) 371-8200	Reply To: Lansing
June 2, 2008
Isabella Bank Corporation
200 East Broadway
Mt. Pleasant, MI 48858
Ladies and Gentlemen:

RE:	Isabella Bank Corporation
Registration Statement on Form S-3
You have requested our opinion as counsel to Isabella Bank Corporation, a Michigan corporation, in connection with a Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on Form S-3. The Registration Statement relates to the offering of 325,000 shares of Isabella Bank Corporation common stock to be issued to stockholders in connection with the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan.
Based upon such examination and upon examination of such other instruments and records as we deem necessary, we are of the opinion that:
1.	The Corporation has been duly incorporated under the laws of the State of Michigan, and is validly existing and in good standing under the laws of that state.

2.	The 325,000 shares of common stock covered by this Registration Statement have been legally authorized; and when such shares have been duly delivered to stockholders against payment therefore as contemplated by the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, such shares will be legally issued, fully paid and nonassessable.
This opinion is furnished for use as an Exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us in the Prospectus under the heading “Legal Opinion”.
FOSTER, SWIFT, COLLINS & SMITH, P.C.
/s/ Foster, Swift, Collins & Smith, P.C.
Exhibit 5 — 1